                                                                     EXHIBIT 5.1

                       [Letterhead of Balch & Bingham LLP]



                                  May 17, 2002



Wolverine Tube, Inc.
200 Clinton Avenue West
Suite 1000
Huntsville, Alabama  35801

         RE:      WOLVERINE TUBE, INC.
                  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have acted as counsel to Wolverine Tube, Inc., a Delaware corporation (the "Company") and each subsidiary of the Company the name and jurisdiction of organization of which are set forth on Schedule 1 to this letter (the "Subsidiary Guarantors") in connection with the preparation of the above-referenced Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") relating to the proposed exchange of up to $120,000,000 in aggregate principal amount of the Company's 10 1/2% Series B Senior Notes due 2009 (collectively, the "New Notes") for a like principal amount of the Company's issued and outstanding 10 1/2% Senior Notes due 2009 (collectively, the "Old Notes") pursuant to the Indenture, dated as of March 27, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee, and as contemplated by the Registration Rights Agreement, dated as of March 22, 2002, by and among the Company and the signatories thereto. The Old Notes are, and the New Notes will be, guaranteed by the Subsidiary Guarantors (the "New Guarantees").

         We have been requested to furnish our opinion about certain matters regarding the securities being registered by the Registration Statement. In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture and the form of the New Notes included as Exhibit A to the Indenture (collectively, the "Documents"). We also have reviewed such matters of law and examined such corporate records and other certificates, agreements and documents as we have deemed relevant and necessary as a basis for the opinions expressed below.

         In our examination of the documents listed above, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against all parties thereto (other than the Company and the Subsidiary Guarantors in the case of the Indenture and the Company in the case of the New Notes), the authenticity of all documents
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Wolverine Tube, Inc.
May 17, 2002
Page 2

submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements and other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

         In expressing the opinions set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company and the Subsidiary Guarantors made in any of the Documents and upon certificates of public officials and officers of the Company and the Subsidiary Guarantors. We also have assumed that the New Notes will be in the form of Exhibit A to the Indenture and any information omitted from such form and indicated as such by a blank space has been properly added.

         Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:

         1. The New Notes to be issued under the Indenture have been duly authorized by the Company and, when issued, authenticated and delivered as provided in the Indenture and as contemplated by the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability of such obligations may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) principles of commercial reasonableness.

         2. The New Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when the New Notes are issued, authenticated and delivered with the New Guarantees affixed thereto in exchange for the Old Notes as provided in the Indenture and as contemplated by the Registration Statement, will constitute valid and binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their terms, except as enforceability of such obligations may be subject to
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) principles of commercial reasonableness.

         This opinion is limited in all respects to the laws of the State of Alabama and no opinion is expressed with respect to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts and circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion may not be relied

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Wolverine Tube, Inc.
May 17, 2002
Page 3

upon by any person or entity (other than the addressee hereof) for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations thereunder.

                                                 Very truly yours,

                                                 /s/ Balch & Bingham LLP

                                                 BALCH & BINGHAM LLP
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                                                                      SCHEDULE 1

                              SUBSIDIARY GUARANTORS

                                                                                            JURISDICTION OF
                    NAME OF SUBSIDIARY                         TYPE OF ENTITY                 ORGANIZATION
---------------------------------------------------       ------------------------          ----------------
Small Tube Manufacturing Corporation...............           Corporation                       Delaware

STPC Holding, Inc..................................           Corporation                       Delaware

TF Investor, Inc...................................           Corporation                       Delaware

Tube Forming, L.P..................................       Limited Partnership                   Delaware

Tube Forming Holdings, Inc.........................           Corporation                       Delaware

Wolverine China Investments, LLC...................        Limited Liability                    Delaware
                                                                Company

Wolverine Finance Company..........................           Corporation                       Tennessee

Wolverine Joining Technologies, Inc................           Corporation                       Delaware